United States
             Securities and Exchange Commission
                    Washington, DC  20549


                          FORM 8-K


                       Current Report
             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 27, 1998
                                                  (April 27, 1998)



Commission file numbers:  United Stationers Inc.:        0-10653
                          United Stationers Supply Co.: 33-59811




                   UNITED STATIONERS INC.
                UNITED STATIONERS SUPPLY CO.
   (Exact name of Registrant as specified in its charter)





United Stationers Inc.:       Delaware                      36-3141189
United Stationers Supply Co.: Illinois                      36-2431718
                     (State or other jurisdiction of      (IRS Employer
                     incorporation or organization)       Identification No.)





                     2200 East Golf Road
              Des Plaines, Illinois 60016-1267
                       (847) 699-5000


(Address, including zip code and telephone number, including area code, of registrant's executive offices)

   United Stationers Inc. and United Stationers Supply Co.



This Form 8-K is filed for each of United Stationers Inc., a Delaware corporation, and its wholly owned subsidiary, United Stationers Supply Co., an Illinois corporation (collectively the "Company"). United Stationers Inc. is a holding company with no operations separate from its operating subsidiary, United Stationers Supply Co. and its subsidiaries. No separate financial information for United Stationers Supply Co. and its subsidiaries has been provided herein because management for the Company believes such information would not be meaningful because (i) United Stationers Supply Co. is the only direct subsidiary of United Stationers Inc., which has no operations other than those of United Stationers Supply Co. and (ii) all assets and liabilities of United Stationers Inc. are recorded on the books of United Stationers Supply Co.


Item 5.   Other Events

     On April 27, 1998 the registrant issued a press release regarding 1st quarter 1998 earnings.

Item 7.   Exhibits

Exhibit 99
     Press release issued by the Company on April 27, 1998.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     United Stationers Inc.
                                     United Stationers Supply Co.


Dated:     April 27, 1998           By: /s/ Daniel H. Bushell
                                        Daniel H. Bushell
                                        Executive Vice President and
                                        Chief Financial Officer